Exhibit 10.1

NOMINATION AND STANDSTILL AGREEMENT

This NOMINATION AND STANDSTILL AGREEMENT (the “Agreement”) is made as of November 1, 2015 by and among Spark Networks, Inc., a corporation organized and existing under the laws of the State of Delaware (the “Company”), and the persons and entities listed on Exhibit A hereto, over which Lloyd I. Miller, III, has sole or shared voting and dispositive power (collectively, the “Lloyd Miller Group”). In consideration of the covenants and promises set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

AGREEMENT

1.Certain Definitions. Unless the context otherwise requires, the following terms, for all purposes of this Agreement, shall have the meanings specified in this Section 1:

“Acceptable Person” shall have the meaning set forth in Section 2.3 below.

“Affiliate” shall have the meaning set forth in Rule 12b-2 of the rules and regulations promulgated under the Exchange Act; provided, however, that for purposes of this Agreement, the Lloyd Miller Group and its Affiliates, on the one hand, and the Company and its Affiliates, on the other, shall not be deemed to be “Affiliates” of one another. The “Independent Designee” shall not be deemed an Affiliate of the Lloyd Miller Group solely as a result of the Company and the Lloyd Miller Group entering into this Agreement and the operation hereof.

“Beneficially Own,” “Beneficially Owned,” or “Beneficial Ownership” shall have the meaning set forth in Rule 13d-3 of the rules and regulations promulgated under the Exchange Act.

“Board” means the Board of Directors of the Company.

“Common Stock” shall mean shares of the Common Stock of the Company, $0.001 par value.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“Exchange Offer” shall mean a bona fide exchange offer subject to the provisions of Rule 13e-3 promulgated under the Exchange Act.

“Independent Designee” shall have the meaning set forth in Section 2.1 below.

“Permitted Amount” shall mean a maximum of 20% of the issued and outstanding Voting Stock of the Company as calculated on the relevant date.

“Press Release” shall have the meaning set forth in Section 5.1 below.

“Replacement” shall have the meaning set forth in Section 2.3 below.

“Representatives” shall mean the directors, officers, employees and independent contractors, agents or advisors (including, without limitation, attorneys, accountants and investment bankers) of the specified party or any of its Subsidiaries.

“SEC” or “Commission” means the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

“Standstill Period” shall mean the period beginning on the date hereof and ending on the earlier of (a) the first anniversary of the date of this Agreement, and (b) the date on which the Independent Designee resigns from the Board due to a material disagreement with the Board.

“Subsidiaries” shall mean each corporation, limited liability company, partnership, association, joint venture or other business entity of which any party or any of its Affiliates owns, directly or indirectly, more than 50% of the stock or other equity interest entitled to vote on the election of the members of the board of directors or similar governing body.

“13D Group” means any person or group of persons which is or would be required under Section 13(d) of the Exchange Act, and the rules and regulations promulgated thereunder, to file a statement on Schedule 13D pursuant to Rule 13d-l(a) or Schedule 13G pursuant to Rule 13d-1(c) with the SEC as a “person” within the meaning of Section 13(d)(3) of the Exchange Act if such person or group Beneficially Owned Voting Stock representing more than 5% of any class of Voting Stock then outstanding.

“Voting Power” shall mean the number of votes entitled to then be cast by the Voting Stock of the Company at any election of directors of the Company.

“Voting Stock” shall mean shares of Common Stock and any other securities of the Company having the ordinary power to vote in the election of members of the Board of Directors of the Company and any securities convertible, exchangeable for or otherwise exercisable to acquire voting securities.

2.	Appointment of the Independent Designee to the Board.

2.1No later than November 5, 2015, the Company will add Michael Brodsky (the “Independent Designee”) to the Board by increasing the size of the Board by one seat and appointing the Independent Designee to fill such resulting vacancy.

2.2The Company will include the Independent Designee in its slate of nominees for election as directors of the Company at the Company’s 2016 annual meeting of stockholders (the “2016 Annual Meeting”). So long as the Company has complied and is complying with its obligations set forth in this Agreement, the Lloyd Miller Group agrees not to conduct a proxy contest regarding any matter to come before the 2016 Annual Meeting, including for the election of directors, and agrees to vote in favor of the Company proposed slate of directors. The Company will use its reasonable best efforts to cause the election of the Independent Designee to the Company’s Board at the 2016 Annual Meeting (including recommending that the Company’s stockholders vote in favor of the election of the Independent Designee (along with all other Company nominees) and otherwise supporting him for election in a manner no less rigorous and favorable than the manner in which the Company supports its other nominees in the aggregate). As a condition to the Independent Designee’s appointment to the Board and nomination for election as a director of the Company at the 2016 Annual Meeting, the Lloyd Miller Group and the Independent Designee each agree to provide to the Company such information as is required to be disclosed in proxy statements under applicable law or is otherwise necessary for inclusion of the Independent Designee on the slate.

2.3Should the Independent Designee resign from or refuse to serve on the Board (for any reason other than a reason that terminates the Standstill Period) or be rendered unable to serve on the Board during the Standstill Period, the Lloyd Miller Group shall be entitled to designate, and the Company shall cause to be added as a member of the Board, an independent replacement (a “Replacement”) that qualifies as independent and is approved by the Company (an “Acceptable Person”) (and if such proposed designee is not an Acceptable Person, the Lloyd Miller Group shall be entitled to continue designating a recommended Replacement until such proposed designee is an Acceptable Person). Any such Replacement who becomes a Board member in place of the Independent Designee shall be deemed to be the Independent Designee for all purposes under this Agreement.

2.4The Company shall not be obligated to include the Independent Designee on the slate of directors proposed for election at the Company’s annual meeting of stockholders for any meeting other than the 2016 Annual Meeting or any other meeting in calendar years 2015 and 2016 where directors are generally being proposed for election.

2.5The Company’s obligations to include the Independent Designee on the slate for the 2016 Annual Meeting will terminate in the event that the Lloyd Miller Group shall cease to Beneficially Own at least 1,200,000 shares of Voting Stock (as adjusted from time to time for any stock dividends, combinations, splits, recapitalizations and the like).

3.	Representations and Covenants of the Company.

3.1The Company represents that: (a) this Agreement has been duly authorized, executed and delivered by the Company and is a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or similar laws generally affecting the rights of creditors and subject to general equity principles; (b) the execution of this Agreement, the consummation of each of the actions contemplated hereby, and the fulfillment of the terms hereof, in each case in accordance with the terms hereof, will not (i) conflict with, result in a breach or violation of, constitute a default (or an event that with notice or lapse of time or both could become a default) under or pursuant to, result in the loss of a material benefit or give any right of termination, amendment, acceleration or cancellation under, or result in the imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to any law, any order of any court or other agency of government, the Company’s certificate of incorporation, its bylaws or the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which the Company is a party or bound or to which its property or assets is subject, or (ii) trigger any “change of control” provisions in any agreement to which the Company is a party; and (c) no consent, approval, authorization, license or clearance of, or filing or registration with, or notification to, any court, legislative, executive or regulatory authority or agency is required in order to permit the Company to perform its obligations under this Agreement, except for such consents, approvals, authorizations, licenses, clearances, filings, registrations or notifications as have already been obtained or made.

3.2The Company represents that as of the date of this Agreement, the Board has three (3) standing committees which are (i) the Audit Committee, (ii) the Compensation Committee, and (iii) the Nominating Committee. From the date of this Agreement until the conclusion of the Standstill Period, the Board will (i) offer the Independent Designee the opportunity to participate on any of its three (3) standing committees and (ii) not form a new committee without offering to the Independent Designee the opportunity to participate on such committee.

4.	Representations and Covenants of the Lloyd Miller Group.

4.1The Lloyd Miller Group jointly and severally represents and warrants that: (a) this Agreement has been duly authorized, executed and delivered by the Lloyd Miller Group and is a valid and binding obligation of the Lloyd Miller Group, enforceable against the Lloyd Miller Group in accordance with its terms, except as enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or similar laws generally affecting the rights of creditors and subject to general equity principles; (b) the execution of this Agreement, the consummation of each of the actions contemplated hereby, and the fulfillment of the terms hereof, in each case in accordance with the terms hereof, will not conflict with, result in a breach or violation of, or constitute a default (or an event that with notice or lapse of time or both could become a default) under or pursuant to any law, any order of any court or other agency of government, any certificate of formation, certificate of partnership, operating or limited liability company agreement, or limited partnership agreement, as applicable, of the Lloyd Miller Group or the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which the Lloyd Miller Group is a party or bound or to which its property or assets is subject; and (c) no consent, approval, authorization, license or clearance of, or filing or registration with, or notification to, any court, legislative, executive or regulatory authority or agency is required in order to permit the Lloyd Miller Group to perform its obligations under this Agreement, except for such consents, approvals, authorizations, licenses, clearances, filings, registrations or notifications as have already been obtained or made.

4.2Standstill. So long as the Company has complied and is complying with its obligations set forth in this Agreement, during the Standstill Period, the Lloyd Miller Group and its Affiliates, will not, without the prior written consent of the Company or its Board:

(a)

Acquire, offer, seek or propose to acquire, or agree to acquire, directly or indirectly (including acquiring beneficial ownership as defined in Rule 13d-3 under the Exchange Act), by purchase or otherwise, any Voting Stock of the Company or direct or indirect rights to acquire any Voting Stock of the Company, or any assets of the Company or any Subsidiary or division of the Company, provided, however, that the Lloyd Miller Group may acquire in one or more transactions an aggregate number of shares of Voting Stock that when combined with all other holdings equals but does not exceed the Permitted Amount, and provided further, that any shares of Voting Stock held by the Independent Designee shall not be aggregated with the holdings of the Lloyd Miller Group solely as a result of the Company and the Lloyd Miller Group entering into this Agreement and the operation hereof;

(b)

Make, or in any way participate, directly or indirectly, in any “solicitation” of “proxies” to vote (as such terms are used in the rules of the SEC), or seek to advise or influence any person or entity with respect to the voting of any Voting Stock of the Company;

(c)

Make any public announcement with respect to, or submit a proposal for or offer of (with or without conditions) (including to the Board), any extraordinary transaction involving the Company or any of its securities or assets;
(d)

Form, join or in any way participate in a 13D Group (other than the Lloyd Miller Group) in connection with any of the foregoing (it being understood that the “Independent Designee” shall not be deemed to be part of the Lloyd Miller Group solely as a result of the Company and the Lloyd Miller Group entering into this Agreement and the operation hereof);

(e)

Present at any annual meeting or any special meeting of the Company’s stockholders or through action by written consent any proposal for consideration for action by stockholders or (except as explicitly permitted by this Agreement) propose any nominee for election to the Board or seek the removal of any member of the Board;

(f)

Make, or cause to be made, by press release or similar public statement to the press or media, or in an SEC filing, any statement or announcement that disparages the Company, its officers or its directors or any person who has served as an officer or director of the Company in the past (and the Company shall not make, or cause to be made, by press release or similar public statement, including to the press or media or in an SEC filing, any statement or announcement that disparages any member of the Lloyd Miller Group, the officers, directors, partners or employees, as applicable, of the Lloyd Miller Group, or any person who has served as an officer, director, partner or employee, as applicable, of the Lloyd Miller Group in the past);

(g)

Institute, solicit, assist or join, as a party, any litigation, arbitration or other proceeding against or involving the Company or any of its current or former directors or officers (including derivative actions) other than to enforce the provisions of this Agreement;

(h)	Request the Company or any of its Representatives, directly or indirectly, to amend or waive any provision of this Section 4.1 in a manner that would require public disclosure; or
(i)	Direct or instruct any of their respective Subsidiaries, Representatives or Affiliates to take any such action listed above.

4.3Transfer Restrictions. During the Standstill Period, the Lloyd Miller Group shall not, directly or indirectly:

(a)

Sell, transfer, pledge, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, transfer the economic risk of ownership of, or otherwise dispose of (each, a “Transfer”) any Voting Stock or Voting Power to any person or group that is conducting, is participating or has participated in a solicitation of proxies in opposition to the recommendation or proposal of the Board, or has proposed or otherwise solicited stockholders of the Company for approval of one or more stockholder proposals, provided, that the foregoing shall not preclude the Lloyd Miller Group from entering into customary margin agreements with banks or brokerage firms in the ordinary course of business; or

(b)

Transfer Voting Stock or Voting Power (in one or a series of transactions) to any 13D Group or to a third party after which Transfer such third party would become or be part of a 13D Group, and following which Transfer such 13D Group would beneficially own 10% or more of the outstanding Voting Stock or Voting Power.

(c)

Notwithstanding the foregoing, if, at any time during the Standstill Period, the Company enters into, or the Board formally resolves to enter into, any merger, sale or other business combination transaction pursuant to which the outstanding shares of Common Stock would be converted into cash and/or securities and/or property of another person or 13D Group or 50% or more of the outstanding shares of Common Stock as of immediately prior to such transaction would be owned by persons other than the then current holders of shares of Common Stock, then, except as otherwise provided herein, the Standstill Period shall be tolled during the pendency of any such event. For the avoidance of doubt, the Standstill Period shall resume in the event that the foregoing conditions set forth in this paragraph (c) cease to be applicable.

5.	Miscellaneous.

5.1Public Announcements. No earlier than 8:00 a.m., New York City time, on the first trading day after the date hereof, the Company and the Lloyd Miller Group shall announce this Agreement and the material terms hereof by means of a press release in the form attached hereto as Exhibit B (the “Press Release”). Neither the Company nor the Lloyd Miller Group shall make any public announcement or statement that is inconsistent with or contrary to the statements made in the Press Release, except as required by law or the rules of any stock exchange or with the prior written consent of the other party which will not be unreasonably withheld. The Company acknowledges that the Lloyd Miller Group intends to file this Agreement and the agreed upon Press Release as an exhibit to its Schedule 13D. The Company shall have an opportunity to review in advance any Schedule 13D filing made by the Lloyd Miller Group with respect to this Agreement, and the Lloyd Miller Group shall have an opportunity to review in advance the Form 8-K to be filed by the Company with respect to this Agreement.

5.2Governing Law: Jurisdiction. This Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of Delaware without giving effect to the principles of conflicts of laws. Any legal action or other legal proceeding relating to this Agreement or the enforcement of any provision of this Agreement may be brought or otherwise commenced in any state or federal court located in the State of Delaware. Each party hereto agrees to the entry of an order to enforce any resolution, settlement, order or award made pursuant to this Section 5.2 by the state and federal courts located in the State of Delaware and in connection therewith hereby waives, and agrees not to assert by way of motion, as a defense, or otherwise, any claim that such resolution, settlement, order or award is inconsistent with or violative of the laws or public policy of the laws of the State of Delaware or any other jurisdiction.

5.3Out of Pocket Costs. The Company will reimburse the Lloyd Miller Group for reasonable, documented out of pocket costs related to this Agreement up to an amount equal to $5000.

5.4Successors and Assigns. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successor and assigns of the parties hereto.

5.5Entire Agreement; Amendment. This Agreement constitutes the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof. Any previous agreements among the parties relative to the specific subject matter hereof are superseded by this Agreement. Neither this Agreement nor any provision hereof may be amended, changed, waived, discharged or terminated other than by a written instrument signed by the party against who enforcement of any such amendment, change, waiver, discharge or termination is sought.

5.6Notices, etc. All notices and other communications required or permitted hereunder shall be effective upon receipt and shall be in writing and may be delivered in person, by telecopy, electronic mail, express delivery service or U.S. mail, in which event it may be mailed by first-class, certified or registered, postage prepaid, addressed, to the party to be notified, at the respective addresses set forth below, or at such other address which may hereinafter be designated in writing:

(a)	If to the Lloyd Miller Group:

Lloyd I. Miller, III

3300 South Dixie Highway

Suite 1-365

West Palm Beach, Florida 33405

Phone No.: (561) 287-5399

E-Mail:  info@limadvisory.com

with a copy to:

Andrews Kurth LLP
Ms. Melinda Brunger, Partner
600 Travis, Suite 4200
Houston, TX  77002

Phone No.: (713) 220-4305
E-Mail:  mbrunger@andrewskurth.com

(b)	If to the Company, to:

Spark Networks, Inc.

11150 Santa Monica Blvd, Suite 600, Los Angeles, California 90025

Attn:  Michael Egan, CEO

Phone No.: (310) 858-0550

with a copy to:

Morrison & Foerster LLP
Attn: Murray Indick

425 Market St., San Francisco, CA, 94105

Phone No.: (415) 628-7000

5.7Severability. If any provision of this Agreement shall be judicially determined to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

5.8Titles and Subtitles. The titles of the Sections of this Agreement are for convenience of reference only and in no way define, limit, extend, or describe the scope of this Agreement or the intent of any of its provisions.

5.9Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

5.10Delays or Omissions. It is agreed that no delay or omission to exercise any right, power or remedy accruing to any party upon any breach or default of any other party under this Agreement shall impair any such right, power or remedy, nor shall it be construed to be a waiver of any such breach or default, or any acquiescence therein, or of any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. It is further agreed that any waiver, permit, consent or approval of any kind or character of any breach or default under this Agreement, or any waiver of any provisions or conditions of this Agreement must be in writing and shall be effective only to the extent specifically set forth in writing, and that all remedies, either under this Agreement, by law or otherwise, shall be cumulative and not alternative.

5.11Consents. Any permission, consent, or approval of any kind or character under this Agreement shall be in writing and shall be effective only to the extent specifically set forth in such writing.

5.12SPECIFIC PERFORMANCE. THE PARTIES HERETO AGREE THAT IRREPARABLE DAMAGE WOULD OCCUR IN THE EVENT THAT ANY OF THE PROVISIONS OF THIS AGREEMENT WERE NOT PERFORMED IN ACCORDANCE WITH ITS SPECIFIC INTENT OR WERE OTHERWISE BREACHED. IT IS ACCORDINGLY AGREED THAT THE PARTIES SHALL BE ENTITLED TO AN INJUNCTION OR INJUNCTIONS, WITHOUT BOND, TO PREVENT OR CURE BREACHES OF THE PROVISIONS OF THIS AGREEMENT AND TO ENFORCE SPECIFICALLY THE TERMS AND PROVISIONS HEREOF, THIS BEING IN ADDITION TO ANY OTHER REMEDY TO WHICH THEY MAY BE ENTITLED BY LAW OR EQUITY, AND ANY PARTY SUED FOR BREACH OF THIS AGREEMENT EXPRESSLY WAIVES ANY DEFENSE THAT A REMEDY IN DAMAGES WOULD BE ADEQUATE.

5.13Construction of Agreement. No provision of this Agreement shall be construed against either party as the drafter thereof.

5.14Section References. Unless otherwise stated, any reference contained herein to a Section or subsection refers to the provisions of this Agreement.

5.15Variations of Pronouns. All pronouns and all variations thereof shall be deemed to refer to the masculine, feminine, or neuter, singular or plural, as the context in which they are used may require.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties have caused this NOMINATION AND STANDSTILL AGREEMENT to be duly executed and delivered by their proper and duly authorized officers as of the day and year first written above.

SPARK NETWORKS, INC.

By:	/s/ Michael Egan
	Name:	Michael Egan
	Title:	Chief Executive Officer

LLOYD MILLER GROUP:

Lloyd I. Miller Trust A-4

By:MILFAM LLC

Its:Investment Advisor

By:/s/ Lloyd I. Miller III

Name:Lloyd I. Miller III

Title:Manager

AMIL of Ohio, LLC

By:MILFAM LLC

Its:Manager

By:/s/ Lloyd I. Miller III

Name:Lloyd I. Miller III

Title:Managing Manager

Catherine C. Miller Irrevocable Trust dtd 03/26/91

By:/s/ Lloyd I. Miller III

Name:Lloyd I. Miller III

Title:Lloyd I. Miller III, Trustee

Lloyd I. Miller, III

By:/s/ Lloyd I. Miller III

Name:Lloyd I. Miller, III

Title:Individual

MILFAM LLC

By:/s/ Lloyd I. Miller III

Name:Lloyd I. Miller III

Title:Managing Manager

MILFAM I L.P.

By:MILFAM LLC

Its:General Partner

By:/s/ Lloyd I. Miller III

Name:Lloyd I. Miller III

Title:Manager

MILFAM II L.P.

By:MILFAM LLC

Its:General Partner

By:/s/ Lloyd I. Miller III

Name:Lloyd I. Miller III

Title:Manager

Susan Miller Trust for Children, dtd 9/28/2006

By:          /s/ Lloyd I. Miller III

Name:Lloyd I. Miller III

Title:Lloyd I. Miller III, Co-Trustee

Lloyd A. Crider Trust

By:/s/ Lloyd I. Miller III

Name:Lloyd I. Miller, III

Title:Lloyd I. Miller, III, Trustee

Susan F. Miller

By:/s/ Lloyd I. Miller III

Name:Lloyd I. Miller, III

Title:Agent and Spouse

Exhibit A

Entities and persons the holdings of which Mr. Miller has sole voting and dispositive power:

1.	Lloyd I. Miller Trust A-4
2.	AMIL of Ohio, LLC
3.	Catherine C. Miller Irrevocable Trust, dtd 3/26/1991
4.	Lloyd I. Miller, III (individual)
5.	MILFAM LLC
6.	MILFAM I L.P.
7.	MILFAM II L.P.

Entities and persons the holdings of which Mr. Miller has shared voting and dispositive power:

1.	Susan Miller Trust for Children, dtd 9/28/2006
2.	Lloyd A. Crider Trust, dtd 7/16/1990
3.	Susan F. Miller, Spouse

Exhibit B

Press Release

SPARK NETWORKS® ADDS TO ITS BOARD OF DIRECTORS WITH APPOINTMENT OF MICHAEL BRODSKY

LOS ANGELES, CA, November 2, 2015 – Spark Networks Inc., (NYSE MKT:  LOV), a leader in creating communities that help individuals form life-long relationships, today announced an addition to its Board of Directors with the appointment of Michael Brodsky.  Mr. Brodsky was recommended by Lloyd I. Miller, III, a beneficial owner of over 10% of Spark Networks’ outstanding stock and will be joining the board as of November 5, 2015.

Mr. Brodsky brings to the Spark board a significant amount of experience as an investor, board director and operating executive.  Since 2014 he has managed Vajra Asset Management, an investment firm he founded that invests in small public companies. He has also served on a number of publicly traded company boards of directors including serving as Chairman of Determine, Inc, an enterprise SaaS-based to “source-to-pay” solutions provider, since 2013.  Previously, he managed a public equity investment fund for the Pritzker Group in Chicago. He also served as Chairman and CEO of Youbet.com and, after its acquisition by Churchill Downs, served on the Churchill board.  Mr. Brodsky served as CFO of the Away Network, an on-line travel media company acquired by Orbitz.  He holds a MBA from the Kellogg School of Management at Northwestern University, a J.D. from Northwestern University Law School and a B.A. from Syracuse University.

In announcing the nomination, Michael Egan, Spark Networks’ Chief Executive Officer, said, "We look forward to having Mr. Brodsky join the Board of Directors, and to leveraging his perspectives and experience as we continue to execute against our strategic plan.”

Mr. Brodsky stated, “I’m excited to be joining the Spark team at this juncture of its turn-around.  The company owns highly recognizable brands in an exciting and evolving market and the new executive team is beginning to show solid results.  I look forward to partnering with the executives and the other board members to help drive the company forward.”

On behalf of the Lloyd Miller Group, Mr. Miller stated, “I’ve been following the progress of the new Spark Board and management team for a year now and feel that they are on the right path to bringing growth and profitability back into the company.  Given Michael’s background managing technology businesses as well his experience driving to create shareholder value, I’m very pleased that he is joining the board.”

As part of the nomination process, Mr. Miller and Mr. Brodsky have entered into a standard form of indemnification with the company, the details of which have been filed on Form 8-K with the SEC.

Safe Harbor Statement:

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements about the growth and profitability of the Company. Any statements in this press release that are not statements of historical fact may be considered to be forward-looking statements. Written words, such as "may," "will," "expect," "believe," "anticipate," "estimate," "intends," "goal," "objective," "seek," "attempt," or variations of these or similar words, identify forward-looking statements. By their nature, forward-looking statements and forecasts involve risks and uncertainties because they relate to events and depend on circumstances that will occur in the near future. There are a number of factors that could cause actual results and developments to differ materially, including, but not limited to our ability to: successfully implement our strategy to stabilize our subscriber base and grow; avoid significant subscriber declines; attract and retain members; convert members into paying subscribers and retain our paying subscribers; retain and enhance the new marketing team; develop or acquire new product offerings and successfully implement and expand those offerings; keep pace with rapid technological changes, including making the technology stack more nimble; drive use of newly-updated mobile applications; maintain the strength of our existing brands and maintain and enhance those brands; continue to depend upon the telecommunications infrastructure and our networking hardware and software infrastructure; estimate on-going general and administrative costs, and obtain financing on acceptable terms. Additional factors that could cause actual results to differ are discussed under the heading "Risk Factors" and in other sections of the Company's filings with the Securities and Exchange Commission ("SEC"), and in the Company's other current and periodic reports filed or furnished from time to time with the SEC. All forward-looking statements in this press release are made as of the date hereof, based on information available to the Company as of the date hereof, and the Company assumes no obligation to update any forward-looking statement or provide similar metrics in future periods.

About Spark Networks, Inc.:

The Spark Networks portfolio of consumer Web sites includes, among others, JDate®.com (www.jdate.com), ChristianMingle®.com (www.christianmingle.com), Spark®.com (www.spark.com), BlackSingles.com® (www.blacksingles.com), and SilverSingles®.com (www.silversingles.com).

For More Information

Investors:

Robert O’Hare

rohare@spark.net